UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Seritage Growth Properties

(Exact Name of Registrant as Specified in its Charter)

Maryland	47-3451276
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois	60179
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-203163

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common shares of beneficial interest, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This Amendment No. 1 on Form 8-A/A amends and restates in its entirety the Registration Statement on Form 8-A filed by Seritage Growth Properties, a Maryland real estate investment trust (the “Registrant”), with the Securities and Exchange Commission on June 8, 2015.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of Class A common shares of beneficial interest, par value $0.01 per share (“Common Shares”), of the Registrant.

The Registrant hereby incorporates by reference the description of its Common Shares to be registered hereunder contained under the heading “Description of Shares of Beneficial Interest” in the Registrant’s Registration Statement on Form S-11 (file No. 333-203163), initially filed with the Securities and Exchange Commission on April 1, 2015, as amended from time to time thereafter.

The Registrant’s Common Shares to be registered hereunder have been approved for listing on The New York Stock Exchange under the symbol “SRG.”

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Seritage Growth Properties

Date: June 11, 2015	By:	/s/ Benjamin Schall
	Name:	Benjamin Schall
	Title:	Chief Executive Officer and President